Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
February 21, 2013	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS

FINANCIAL RESULTS FOR THE 2012 FOURTH QUARTER AND FISCAL YEAR

IRVING, TEXAS—CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for its fourth quarter ended December 30, 2012. Total revenues for the fourth quarter of 2012 decreased 0.4%, or $0.8 million, to $177.8 million from $178.6 million for the fourth quarter of 2011. The decrease primarily related to a 2.2% decrease in comparable store sales, partially offset by additional revenues from thirteen new stores opened or acquired, net of six closed stores, since the end of 2011.

The fourth quarter 2012 was a net loss of $0.6 million compared to net income of $2.7 million for the fourth quarter of 2011. The $0.6 million net loss in the fourth quarter of 2012 includes $2.0 million of asset impairment charges, net of tax. Diluted loss per share was $0.03 for the fourth quarter of 2012 compared to diluted earnings per share of $0.15 for the fourth quarter of 2011.

Total revenues for fiscal year 2012 decreased 2.2%, or $17.7 million, to $803.5 million compared to $821.2 million for the fiscal year 2011. The decrease in total revenues was primarily related to a 2.9% decrease in comparable store sales, partially offset by additional revenues from thirteen new stores opened or acquired, net of six stores closed, since the end of 2011.

Net income for the fiscal year 2012 decreased 20.7%, or $11.4 million, to $43.6 million compared to $55.0 million for the fiscal year 2011. Diluted earnings per share decreased to $2.47 per share in fiscal year 2012 from $2.88 per share in fiscal year 2011. The decrease primarily related to the decrease in net income. Diluted earnings per share for the fiscal year 2012 benefitted approximately $0.17 from our repurchase of 2.7 million shares of our common stock since the beginning of fiscal year 2011.

On February 19, 2013, the Company’s Board of Directors declared a cash dividend of $0.24 per share. This cash dividend is scheduled to be paid on April 18, 2013 to stockholders of record as of March 21, 2013.

Michael Magusiak, President and Chief Executive Officer, stated “I believe that we have developed a very solid sales and earnings plan for 2013. We started the year off with positive comparable store sales in January but had a substantial reversal during the first three weeks of February. We evaluated all of our strategies that could impact sales and determined that we made no significant operating, pricing or marketing shifts since the beginning of the year that could explain the sales decline in February. Therefore, we believe the factors negatively impacting sales are primarily external in nature.”

Magusiak continued, “We believe the delay in income tax refunds, the expiration of the payroll tax holiday and the increase in gas prices have had a disproportionate impact on our guests as they are highly sensitive to any changes in their disposable income. Despite the current economic environment, we remain committed to the quality execution of our sales initiatives and are focused on increasing sales in 2013.”

Business Outlook:

Our previous guidance for fiscal year 2013 was a 2% to 3% increase in comparable store sales, resulting in diluted earnings per share in the range of $2.80 to $3.00. Through week seven of 2013, comparable store sales have decreased 3.2%, which we believe can be attributed to the delay in the federal income tax refunds compared to the prior year, the elimination of the 2% payroll tax holiday and increases in gasoline prices.

Given the uncertainty surrounding any potential longer term impacts to comparable store sales from the payroll tax holiday and gasoline prices, we estimate if comparable store sales are up 1% to 2% for fiscal year 2013 we would expect diluted earnings per share to be in a range of $2.70 to $2.85, including the following assumptions:

•	15 new Company-owned stores, including one store relocation;

•	Average cheese block prices in the range of $1.70 to $1.80 per pound;

•	Depreciation and amortization to remain relatively flat;

•	Rent expense to increase approximately 4-5% from the prior year;

•	Advertising expense to increase approximately $6 million from the prior year;

•	Capital expenditures to range from approximately $82 to $84 million; and

•	Payment of four quarterly dividends totaling approximately $17 million.

Fourth Quarter 2012 Conference Call:

The Company will host a conference call Thursday, February 21, 2013, at 3:30 p.m. Central Time to discuss its 2012 fourth quarter and fiscal year financial results and our business outlook. A live webcast of the call (listen only) can be accessed through the Company’s website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website for a minimum of 60 days.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:

For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 565 Chuck E. Cheese’s stores located in 47 states and eight foreign countries and territories. Currently, 514 locations in the United States and Canada are owned and operated by the Company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food, and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides, and play areas, as well as a variety of dining options including pizzas, sandwiches, wings, appetizers, a salad bar, and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $7.7 million to schools and non-profit institutions through its fundraising programs. For more information, see the Company’s website at www.chuckecheese.com.

Cautionary Statement Regarding Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012, filed on February 21, 2013. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Our ability to successfully implement our strategic plan;

•	Competition in both the restaurant and entertainment industries;

•	Changes in consumer discretionary spending;

•	Impacts on our business and financial results from economic uncertainty in the U.S. and Canada;

•	Negative publicity concerning food quality, health, general safety and other issues;

•	Increases in food, labor and other operating costs;

•	Unanticipated costs and delays in implementing our strategic plan;

•	Government regulations, including health care reform;

•	Existence or occurrence of certain public health issues;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Any disruption of our commodity distribution system, which currently utilizes a single distributor for most of our products and supplies;

•	Product liability claims and product recalls;

•	Inadequate insurance coverage;

•	Disruptions of our information technology systems and technologies;

•	Litigation risks;

•	Our dependence on a limited number of suppliers for our games, rides, redemption prizes and merchandise;

•	Adverse effects of local conditions, natural disasters and other events;

•	Increases in our leverage;

•	Loss of certain key personnel;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Risks in connection with owning and leasing real estate; and

•	Conditions in foreign markets.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made in this press release. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(in thousands, except per share information)

	Quarter Ended				Fiscal Year Ended
	December 30,		January 1,		December 30,		January 1,
	2012		2012		2012		2012
REVENUES:
Food and beverage sales	$81,758	46.0%	$84,378	47.3%	$372,948	46.4%	$388,908	47.4%
Entertainment and merchandise sales	94,968	53.4%	93,241	52.2%	425,989	53.0%	426,986	52.0%

Total Company store sales	176,726	99.4%	177,619	99.5%	798,937	99.4%	815,894	99.4%
Franchise fees and royalties	1,031	0.6%	944	0.5%	4,543	0.6%	5,284	0.6%

Total revenues	177,757	100.0%	178,563	100.0%	803,480	100.0%	821,178	100.0%

OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	21,554	26.4%	21,803	25.8%	93,417	25.0%	95,989	24.7%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	7,007	7.4%	6,847	7.3%	30,855	7.2%	32,362	7.6%

Total cost of food, beverage, entertainment and merchandise(3)	28,561	16.2%	28,650	16.1%	124,272	15.6%	128,351	15.7%
Labor expenses (3)	53,413	30.2%	53,300	30.0%	223,605	28.0%	222,596	27.3%
Depreciation and amortization (3)	20,067	11.4%	19,229	10.8%	78,769	9.9%	80,826	9.9%
Rent expense (3)	17,871	10.1%	18,506	10.4%	75,312	9.4%	74,992	9.2%
Other store operating expenses (3)	31,088	17.6%	30,057	16.9%	126,855	15.9%	126,847	15.5%

Total Company store operating costs (3)	151,000	85.4%	149,742	84.3%	628,813	78.7%	633,612	77.7%

Other costs and expenses:
Advertising expense	8,460	4.8%	7,498	4.2%	35,407	4.4%	34,989	4.3%
General and administrative expenses	13,802	7.8%	13,781	7.7%	53,437	6.7%	51,859	6.3%
Asset impairments	3,211	1.8%	1,479	0.8%	6,752	0.8%	2,739	0.3%

Total operating costs and expenses	176,473	99.3%	172,500	96.6%	724,409	90.2%	723,199	88.1%

Operating income	1,284	0.7%	6,063	3.4%	79,071	9.8%	97,979	11.9%

Interest expense	3,316	1.9%	2,254	1.3%	9,401	1.2%	8,875	1.1%

Income (loss) before income taxes	(2,032)	(1.1)%	3,809	2.1%	69,670	8.7%	89,104	10.9%

Income taxes	(1,445)	(0.8)%	1,081	0.6%	26,080	3.2%	34,142	4.2%

Net income (loss)	$(587)	(0.3)%	$2,728	1.5%	$43,590	5.4%	$54,962	6.7%

Earnings per share:
Basic	$(0.03)		$0.15		$2.48		$2.88
Diluted	$(0.03)		$0.15		$2.47		$2.88

Weighted average common shares outstanding:
Basic	17,398		18,280		17,545		19,072
Diluted	17,398		18,363		17,618		19,121

Cash Dividends Declared Per Share	$0.24		$0.22		$0.90		$0.82

Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.

(Note—Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.)

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 30,	January 1,
	2012	2012
ASSETS

Current assets:
Cash and cash equivalents	$19,636	$18,673
Other current assets	66,423	62,008

Total current assets	86,059	80,681
Property and equipment, net	703,956	683,390
Other noncurrent assets	11,791	8,400

Total assets	$801,806	$772,471

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Capital lease obligations, current portion	$1,060	$834
Other current liabilities	82,080	82,854

Total current liabilities	83,140	83,688
Capital lease obligations, less current portion	21,656	10,075
Revolving credit facility borrowings	389,500	389,600
Other noncurrent liabilities	164,236	164,931

Total liabilities	658,532	648,294
Stockholders’ equity	143,274	124,177

Total liabilities and stockholders’ equity	$801,806	$772,471

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Fiscal Year Ended
	December 30,	January 1,
	2012	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$43,590	$54,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,510	81,560
Deferred income taxes	(836)	20,292
Stock-based compensation expense	7,468	7,185
Other adjustments	8,987	4,534
Changes in operating assets and liabilities:
Operating assets	(6,331)	678
Operating liabilities	4,704	8,022

Net cash provided by operating activities	137,092	177,233

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(99,489)	(94,669)
Other investing activities	586	17

Net cash used in investing activities	(98,903)	(94,652)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (repayments) on revolving credit facility	(100)	12,600
Dividends paid	(19,846)	(11,487)
Restricted stock returned for payment of taxes	(2,656)	(2,762)
Purchases of treasury stock	(14,353)	(79,781)
Other financing activities	(330)	(1,543)

Net cash used in financing activities	(37,285)	(82,973)

Effect of foreign exchange rate changes on cash	59	(204)

Change in cash and cash equivalents	963	(596)

Cash and cash equivalents at beginning of period	18,673	19,269

Cash and cash equivalents at end of period	$19,636	$18,673

CEC ENTERTAINMENT, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Net Income to EBITDA:

The following table set forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	Fiscal Year Ended
	December 30,	January 1,	January 2,	January 1,	December 28,
	2012	2012	2011	2010	2008
Total revenues	$803,480	$821,178	$817,248	$818,346	$814,509

Net income	$43,590	$54,962	$54,034	$61,194	$56,494
Add:
Income taxes	26,080	34,142	38,726	37,754	34,137
Interest expense	9,401	8,875	12,142	12,017	17,389
Depreciation and amortization	79,510	81,560	80,679	78,071	75,445

EBITDA	$158,581	$179,539	$185,581	$189,036	$183,465

EBITDA as a percent of total revenues	19.7%	21.9%	22.7%	23.1%	22.5%

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before interest expense, income taxes and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.

FREE CASH FLOW AND STORE COUNT INFORMATION

(Unaudited)

Free Cash Flow:

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Fiscal Year Ended
	December 30,	January 1,
	2012	2012
	(in thousands)
Cash provided by operating activities	$137,092	$177,233
Less:
Capital expenditures	99,489	94,669
Dividend payments	19,846	11,487

Free Cash Flow	$17,757	$71,077

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures and dividend payments.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment and payment of dividends, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow, as defined herein, may differ from similarly titled measures presented by other companies.

Store Count Information:

	Three Months Ended		Fiscal Year Ended
	December 30,	January 1,	December 30,	January 1,
	2012	2012	2012	2012
Number of Company-owned stores:
Beginning of period	511	507	507	507
New (1)	5	2	12	4
Acquired from franchisees	—	—	1	—
Closed (1)	(2)	(2)	(6)	(4)

End of period	514	507	514	507

Number of franchised stores:
Beginning of period	51	49	49	47
New	—	—	3	3
Acquired by the Company	—	—	(1)	—
Closed	—	—	—	(1)

End of period	51	49	51	49

(1)

The number of new Company-owned stores during the fiscal year ended December 30, 2012 included three stores that were relocated. The number of new Company-owned stores during the three month period ended January 1, 2012 included the relocation of one store, and the number of new Company-owned stores during the fiscal year ended January 1, 2012 included the relocation of two stores.